UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2014

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33110	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite S-223 White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2014, the Company announced that Stanley E. Freimuth has been appointed Chief Executive Officer effective March 1, 2014 by the Board of Directors. Mr. Freimuth has been serving as Interim Chief Executive Officer since November 1, 2014 as Managing Member of Claremont Ventures LLC.

Mr. Freimuth has also been appointed as a member of the Board of Directors effective March 1, 2014. Mr. Freimuth joins the current Board members James Brakke, Chairman, William M. Mooney, Jr. and Gary T. Martin.

Stanley E. Freimuth has a long and successful track record of growing and transforming both B2B and B2C companies. Mr. Freimuth was Chairman, President and CEO of Presstek, Inc., a publically traded digital printing equipment manufacturer, bringing the company back to financial stability and negotiating its sale to a private equity buyer. Before Presstek, Mr. Freimuth was Chairman and Executive Director of Tracer Imaging, a specialty B2B and B2C lenticular and 3D printing company where he helped launch an innovative consumer-facing product. Until 2007, Mr. Freimuth was the senior U.S. executive at Fujifilm USA, Inc., which he led to record revenues through a period of major technological transition in most of its core businesses. Mr. Freimuth has a B.S. degree from the University of Edinburgh in Scotland and a M.B.A. from American University in Washington, D.C.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment contract of Stanley E. Freimuth dated March 1, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: March 6, 2014	By:	/s/ William M. Mooney, Jr.
William M. Mooney, Jr.
Director and Chair, Audit Committee

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